Exhibit 10.2 Website Rights Agreement with Mr. Kranyak

                      WEB SITE --Rights Agreement between:

Dennis Kranyak
6397 Union Mill Road
Clifton, VA
20124

AND

To:
jesselivermore.com Inc.
1752 N.W. 3RD Terrace--Ste. 118c
Fort Lauderdale, Fl.--33311

Dated February 1, 1999

jesselivermore.com and Dennis Kranyak agree to develop a complete website package located on the Internet that will follow the trading principles of Jesse
Livermore as out lined in Richard Smitten's two books listed below.

      The first book is to be published in December of 1999 and is called:
                "Jesse Livermore: World's Greatest Stock Trader"
           written by Richard Smitten and published by Traders Press.

                           The second book is called:
                 To be published in February of 2001 is called:
               "How To Trade in Stocks" written by Jesse Livermore
                   with additional updates by Richard Smitten.
                Both these books were published by Traders Press.

     Examples of some of the jesselivermore.com website features, but not all, will include:

        Timing:

     1. Break outs to new highs with heavy volume.
     2. Identifying Pivotal Points and Continuation Pivotal Points
     3. Identifying One Day Reversals and Spikes
     4. Identifying Breakouts From A Consolidating Base
     5. Implement a System for Top Down Trading
     6. System To Implement Tandem Trading
     7. Identifying Direction of the Current Market
     8. Identifying Leading Sectors
     9. Identifying Leading Groups
     10. Building Stock Universes
     11. Pin pointing stocks that have had an increase in volume of more than
         50% of normal Volume.

     Money Management

     10. Portfolio/Probes Table
     11. Stop Loss Notification
     12. Overall Portfolio Management Table

     The completion of the 12 points outlined above to be featured on the website, plus any others that may be agreed upon. These will be completed, on a timely basis from the effective beginning date of November 19, 1999 and it is anticipated that these will will be fully operational on the Internet by 2002.

     In return for 1,200,000 common shares of jesselivermore.com, I, Dennis
Kranyak, therefore, agree to grant exclusive ownership and permission to this website to jesselivermore.com. The name of the website will be: Stock Market
Solutions.

Agreed to and signed: /s/ Dennis Kranyak

Date:   February 1, 1999

Agreed to and signed:/s/ Richard Smitten on behalf of

jesselivermore.com

Date:  February 1, 1999